                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant[x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                                Rock-Tenn Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

      (5) Total fee paid:
--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

--------------------------------------------------------------------------------

    (4) Date Filed:

--------------------------------------------------------------------------------

                            (ROCK-TENN COMPANY LOGO)

                               December 19, 2001

To our Shareholders:

     It is our pleasure to invite you to attend our annual meeting of shareholders, which is to be held on January 25, 2002 at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092. The meeting will start at 9:00 a.m., local time.

     On the ballot at this year's annual meeting are our proposals to elect two directors to our board of directors and to approve the material terms of our annual executive bonus program. A representative of Ernst & Young LLP, our independent auditors, will be at the annual meeting. We look forward to answering your questions at the annual meeting.

     We hope that you will attend the annual meeting. In the meantime, please complete, sign and return your proxy in the enclosed envelope or follow the other voting procedures described in the proxy statement as soon as possible to ensure that your shares will be represented and voted at the annual meeting. If you attend the annual meeting, you may vote your shares in person even though you have previously voted your proxy.

                                            Sincerely,

                                            /s/ James A. Rubright
                                            James A. Rubright
                                            Chairman and
                                            Chief Executive Officer

                            (ROCK-TENN COMPANY LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on January 25, 2002

             TIME:    9:00 a.m., local time on Friday, January 25, 2002

            PLACE:    Northeast Atlanta Hilton at Peachtree Corners
                      5993 Peachtree Industrial Boulevard
                      Norcross, Georgia 30092
ITEMS OF BUSINESS:    (1) To elect two directors.
                      (2) To approve the material terms of our annual
                          executive bonus program.
                      (3) To transact any other business that properly
                          comes before the meeting or any adjournment of the
                          annual meeting.
     WHO MAY VOTE:    You can vote if you were a holder of Class A Common
                      Stock or Class B Common Stock of record on December
                      6, 2001.
    ANNUAL REPORT:    A copy of our Annual Report is enclosed.
   DATE OF NOTICE:    December 19, 2001.
  DATE OF MAILING:    This notice and the proxy statement are first being
                      mailed to shareholders on or about December 19,
                      2001.

                               ROCK-TENN COMPANY
                              504 THRASHER STREET
                            NORCROSS, GEORGIA 30071

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 25, 2002

                            ------------------------

                               ABOUT THE MEETING

WHO IS FURNISHING THIS PROXY STATEMENT?

     This proxy statement is being furnished to our shareholders by our board of directors in connection with the solicitation of proxies by the board of directors. The proxies will be used at our annual meeting of shareholders to be held on January 25, 2002.

WHAT AM I VOTING ON?

     You will be voting on the following:

     - To elect two directors,

     - To approve the material terms of our annual executive bonus program, and

     - To transact any other business that properly comes before the annual meeting or any adjournment of the annual meeting.

     You may not cumulate your votes for any matter being voted on at the annual meeting and you are not entitled to appraisal or dissenters' rights.

WHO CAN VOTE?

     You may vote if you owned Class A Common Stock or Class B Common Stock as of the close of business on December 6, 2001. As of December 6, 2001, there were 23,040,671 shares of Class A Common Stock and 10,601,853 shares of Class B Common Stock outstanding.

HOW DO I VOTE?

     You have four voting options. You may vote:

     - over the Internet at the address shown on your proxy card; if you have access to the Internet, we encourage you to vote in this manner,

     - by telephone through the number shown on your proxy card,

     - by completing, signing and returning the enclosed proxy, or

     - by attending the annual meeting and voting in person.

     If you hold your shares in the name of a bank or broker, the availability of telephone and Internet voting depends on their voting processes. Please follow the directions on your proxy card carefully.

CAN I VOTE AT THE ANNUAL MEETING?

     You may vote your shares at the annual meeting if you attend in person. Even if you plan to be present at the annual meeting, we encourage you to vote your shares by proxy. You may vote your proxy via the Internet, by telephone or by mail.

WHAT IF MY SHARES ARE REGISTERED IN MORE THAN ONE PERSON'S NAME?

     If you own shares that are registered in the name of more than one person, each person should sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY?

     It means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is SunTrust Bank, Atlanta, Mail Code 258, P.O. Box 4625 Atlanta, Georgia 30302, and may be reached at 1-800-568-3476.

WHAT IF I RETURN MY PROXY BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

     If you sign and return your proxy but do not include voting instructions, your proxy will be voted:

     - FOR the election of the two nominee directors named on page 4 of this proxy statement, and

     - FOR the approval of the material terms of our annual executive bonus program.

CAN I CHANGE MY MIND AFTER I VOTE?

     You may change your vote at any time before the polls close at the annual meeting. You may do this by:

     - voting again by telephone or over the Internet prior to 11:59 p.m., E.T., on January 24, 2002,

     - giving written notice to the Secretary of our company,

     - delivering a later-dated proxy, or

     - voting in person at the annual meeting.

HOW MANY VOTES AM I ENTITLED TO?

     If you own Class A Common Stock, you are entitled to one vote for each share you own. If you own Class B Common Stock, you are entitled to ten votes for each share you own. Holders of Class A Common Stock and Class B Common Stock will vote together as a single voting group for all matters to be voted on at the annual meeting. Sometimes in this proxy statement we refer to the Class A Common Stock and the Class B Common Stock collectively as the Common Stock.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

     In order for us to conduct the annual meeting the holders of a majority of the votes of the Common Stock outstanding as of December 6, 2001 must be present at the annual meeting. This is referred to as a quorum. Your shares will be counted as present at the annual meeting if you:

     - vote via the Internet or by telephone,

     - return a properly executed proxy (even if you do not provide voting instructions), or

     - attend the annual meeting and vote in person.

HOW MANY VOTES ARE NEEDED TO ELECT DIRECTORS?

     The two nominees receiving the highest number of "yes" votes will be elected directors. This number is called a plurality.

HOW MANY VOTES ARE NEEDED TO APPROVE THE MATERIAL TERMS OF THE ANNUAL EXECUTIVE BONUS PROGRAM?

     To approve the material terms of the annual executive bonus program, the "yes" votes cast at the annual meeting must exceed the "no" votes cast at the annual meeting.

HOW MANY VOTES ARE NEEDED FOR OTHER MATTERS?

     To approve any other matter that properly comes before the annual meeting, the "yes" votes cast in favor of the matter must exceed the "no" votes cast against the matter.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

     Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under the New York Stock Exchange rules to vote customers' unvoted shares on "routine" matters, which includes the election of directors and the approval of the material terms of our annual executive bonus program. Accordingly, if a brokerage firm votes your shares on these matters in accordance with these rules, your shares will count as present at the annual meeting for purposes of establishing a quorum and will count as "yes" votes or "no" votes, as the case may be, with respect to all "routine" matters voted on at the annual meeting.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

BOARD OF DIRECTORS

     Our board of directors currently has 12 members and two vacant seats. The directors are divided into three classes with the directors in each class serving a term of three years. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. At the annual meeting on January 25, 2002, two nominees for director are to be elected to serve on our board of directors. Both of the nominees will be elected to serve until the annual meeting in 2005, or until their successors are qualified and elected. Our directors must retire when they reach the age of 72, although they may continue to serve until the next annual or special meeting of shareholders at which directors are to be elected. One of our directors, Mr. C. Randolph Sexton, will retire as a director at this year's annual meeting. Following Mr. Sexton's retirement, our board of directors will have 11 members. Following the annual meeting of shareholders our board of directors intends to reduce the size of the board to 11 members. Our board is authorized to increase the size of the board thereafter and our board is authorized to fill the vacancies created. Any such directors elected by the board in this manner will stand for re-election at the next annual meeting of shareholders after their election even if that class of directors is not subject to election in that year.

     We do not believe that any of the nominees for director will be unwilling or unable to serve as director. However, if at the time of the annual meeting any of the nominees should be unwilling or unable to serve, proxies will be voted as recommended by the board of directors either:

     - to elect substitute nominees recommended by the board,

     - to allow the vacancy created to remain open until filled by the board, or

     - to reduce the number of directors for the ensuing year.

     In no event, however, can a proxy be voted to elect more than two directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR J. HYATT BROWN AND G. STEPHEN FELKER TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2005, OR UNTIL THEIR SUCCESSORS ARE QUALIFIED AND ELECTED. PROXIES RETURNED WITHOUT INSTRUCTIONS WILL BE VOTED FOR THESE NOMINEES.

NOMINEES FOR ELECTION -- TERM EXPIRING 2005

     J. Hyatt Brown, 64, has served as a director since 1971. Mr. Brown has served as chairman, president and chief executive officer of Brown & Brown, Inc., an insurance agency, for more than five years. Mr. Brown is also a director of SunTrust Banks, Inc., a bank holding company, BellSouth Corporation, a telephone communications company, FPL Group, Inc., an electric utility company, International Speedway Corp., a motor sports company, and SCPIE Holdings, Inc., a healthcare liability insurance provider. Mr. Brown is the brother-in-law of Lou Brown Jewell, a director of our company.

     G. Stephen Felker, 49, has served as chairman of the board of Avondale Incorporated, a textile manufacturer, since 1992, president and chief executive officer of Avondale since 1980, and in various other capacities at Avondale since 1974. Mr. Felker serves as chairman of the Georgia State Advisory Board of Wachovia Bank, N.A. and is a director of Avondale Mills, Inc., a textile manufacturer.

INCUMBENT DIRECTORS -- TERM EXPIRING 2004

     Stephen G. Anderson, 63, has served as a director since 1977. In June 2001, Dr. Anderson retired from his private practice in Winston-Salem, North Carolina, where he had been a physician for more than five years.

     Robert B. Currey, 61, has served as a director since 1989. Mr. Currey founded Currey & Company, Inc., a producer of consumer lighting products, and has served as chairman, president and chief executive officer of that business for more than five years. Mr. Currey is the brother of Bradley Currey, Jr., a director of our company, and the uncle of Russell M. Currey, the executive vice president and general manager of the corrugated packaging division of our company.

     L.L. Gellerstedt, III, 45, has served as a director since January 1998. Mr. Gellerstedt has served as the president and chief operating officer of The Integral Group, a real estate development company, since January 2001. Mr. Gellerstedt served as chairman of Children's Healthcare of Atlanta from August 1999 until January 2001. From May 1998 until August 1999, Mr. Gellerstedt was chairman and chief executive officer of American Business Products Inc., a printing company. Mr. Gellerstedt was chairman and chief executive officer of Beers Construction Company, a construction company, from June 1994 to May 1998. Mr. Gellerstedt is a director of SunTrust Bank, Atlanta, a commercial bank, and Alltel Corporation, a nationwide telecommunications services company.

     John W. Spiegel, 60, has served as a director since 1989. Mr. Spiegel served as executive vice president and chief financial officer of SunTrust Banks, Inc., a bank holding company, for more than five years, until August 2000, when he became vice chairman and chief financial officer. Mr. Spiegel is also a director of Suburban Lodges of America, a real estate investment trust.

INCUMBENT DIRECTORS -- TERM EXPIRING 2003

     Bradley Currey, Jr., 71, has served as a director since 1967. Mr. Currey joined our company in 1976 and served as chairman of the board of the company from July 1993 until January 2000. Mr. Currey served as chief executive officer from 1989 until October 1999 and president from 1978 until October 1995. Mr. Currey is also a director of Genuine Parts Company, an auto parts wholesaler, Brown & Brown, Inc., an insurance agency, and Enzymatic Deinking Technologies LLC, a bioindustrial company. Mr. Currey is the father of Russell M. Currey, the executive vice president and general manager of the corrugated packaging division of the company, and the brother of Robert B. Currey, a director of our company.

     John D. Hopkins, 63, has served as a director since 1989. Mr. Hopkins has served as executive vice president and general counsel of Jefferson-Pilot Corporation, a holding company with insurance and broadcasting subsidiaries, since April 1993.

     Lou Brown Jewell, 70, has served as a director since January 1994 and has been a homemaker for more than five years. Mrs. Jewell is a member of the board of Visiting Nurse Health System and chairman of the Mary Louise Morris Brown Charitable Trust. She was a trustee of Stetson University from June 1992 until June 1999. Mrs. Jewell is the sister-in-law of J. Hyatt Brown, a director of our company.

     James W. Johnson, 60, has served as a director since 1984. Mr. Johnson has served as president of McCranie Tractor Company, a John Deere tractor dealership, for more than five years. Mr. Johnson is also a director of Flag Financial Corporation, a holding company, and he has served on the board of Taylor Regional Hospital for over 20 years.

     James A. Rubright, 55, has served as chairman of the board since January 2000 and chief executive officer since October 1999. Prior to joining our company, from February 1994 until October 1999, Mr. Rubright served as an executive officer of Sonat, Inc., an energy company. From 1995 to 1996 Mr. Rubright was senior vice president, general counsel and chief accounting officer of Sonat, Inc. In 1996 Mr. Rubright became senior vice president of Sonat, Inc. and head of Sonat's interstate natural gas pipeline group, and in 1998 he became executive vice president of Sonat, Inc. with responsibility for Sonat's interstate natural gas pipeline group and energy services businesses. Mr. Rubright is also a director of AGL Resources Inc., an energy company, and Avondale Incorporated, a textile manufacturing company.

INCUMBENT DIRECTOR -- TERM EXPIRING 2002

     C. Randolph Sexton, 72, has served as a director since 1967. Mr. Sexton owns and manages a citrus packing plant in Vero Beach, Florida, which he has done for more than five years. Mr. Sexton will retire as a director at this year's annual meeting.

MEETINGS OF THE BOARD OF DIRECTORS

     The board of directors met four times during fiscal 2001. Each director attended at least 75% of all meetings of the board and committees combined on which they served in fiscal 2001.

COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors has an executive committee, an audit committee and a compensation and options committee.

     Executive Committee. Messrs. J. Hyatt Brown, Bradley Currey, Jr., John D. Hopkins, James A. Rubright and John W. Spiegel are members of the executive committee. Mr. Brown is chairman of the committee. The executive committee is authorized to exercise the authority of the full board in managing the business and affairs of our company. However, the executive committee does not have the power to:

     - approve or propose to shareholders action that Georgia law requires to be approved by shareholders,

     - fill vacancies on the board or any of its committees,

     - amend our charter,

     - adopt, amend or repeal our bylaws, or

     - approve a plan of merger not requiring shareholder approval.

     This committee held three meetings in fiscal 2001.

     Audit Committee. Dr. Stephen G. Anderson, Mr. G. Stephen Felker and Mr. John W. Spiegel are members of the audit committee. Mr. Spiegel is chairman of the committee. None of the members of the committee are employees of our company. The audit committee is responsible for:

     - recommending independent auditors,

     - discussing with our independent auditors their independence from management,

     - reviewing with our independent auditors and internal audit staff the scope and results of their respective audits,

     - discussing with management and our independent auditors the interim and annual financial statements that we file with the SEC, and

     - reviewing and monitoring our accounting policies and financial and accounting controls.

     The audit committee may exercise additional authority prescribed from time to time by the board of directors.

     This committee held two meetings in fiscal 2001.

     Compensation and Options Committee. Mrs. Lou Brown Jewell and Messrs. L.L. Gellerstedt, III, John D. Hopkins and James W. Johnson are members of the compensation and options committee. Mr. Johnson is chairman of the committee. The compensation and options committee is responsible for:

     - establishing salaries, bonuses and other compensation for our chief executive officer, and

     - administering our stock option plans, employee stock purchase plan, key-employee incentive bonus plan, supplemental executive retirement plan and annual executive bonus program.

     This committee held two meetings in fiscal 2001.

COMPENSATION OF DIRECTORS

     Directors who are not employees of our company receive $14,000 each year plus $1,500 for each board and committee meeting attended. Each director who chairs a committee receives $5,000 each year if he or she is not an employee of our company. In addition, directors receive each year a stock option grant of 2,000 shares of our Class A Common Stock and are reimbursed for their out-of-pocket expenses in attending meetings.

     On January 26, 2001 each of our non-employee directors received the annual stock option grant pursuant to our 2000 Incentive Stock Plan to purchase 2,000 shares of our Class A Common Stock at the Fair Market Value (as defined in the Plan) of such shares on January 26, 2001. The options will vest in one-third increments on January 26, 2002, 2003 and 2004, respectively, and will expire on January 26, 2011.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

     The table below shows, as of December 6, 2001, how many shares of each class of our Common Stock were beneficially owned by our directors, named executive officers, owners of 5% or more of our Common Stock and our directors and executive officers as a group. Under the rules of the SEC, a person "beneficially owns" securities if that person has or shares the power to vote or dispose of the securities. The person also "beneficially owns" securities which that person has the right to purchase within 60 days. Under these rules, more than one person may be deemed to beneficially own the same securities, and a person may be deemed to beneficially own securities in which he or she has no financial interest. Except as shown in the table, the shareholders named below have the sole power to vote or dispose of the shares shown as beneficially owned by them.

                                   BENEFICIAL OWNERSHIP OF      BENEFICIAL OWNERSHIP OF
                                   CLASS A COMMON STOCK(1)        CLASS B COMMON STOCK
                                 ---------------------------    ------------------------     PERCENTAGE
                                    NUMBER         PERCENT       NUMBER        PERCENT      OF COMBINED
                                 OF SHARES(2)    OF CLASS(3)    OF SHARES    OF CLASS(4)    VOTING POWER
                                 ------------    -----------    ---------    -----------    ------------
James A. Rubright..............      328,334(5)      1.41          70,000           *              *
David E. Dreibelbis............      397,083(6)      1.70         192,046(7)     1.81           2.02
Nicholas G. George.............      195,711(8)         *          16,066           *              *
Steven C. Voorhees.............       94,467(9)         *          45,800           *              *
James K. Hansen................      206,570(10)        *          68,061(11)        *             *
Russell M. Currey(12)..........    1,642,550(13)     6.66       1,532,316(14)    14.44         13.26
Steven G. Anderson.............      725,459(15)     3.11         307,150(16)     2.90          2.94
J. Hyatt Brown(17).............    4,739,884(18)    18.32       2,828,736(19)    26.68         25.59
Bradley Currey, Jr.(20)........    2,817,665(21)    11.08       2,388,621(22)    22.53         20.69
Robert B. Currey...............      145,210(23)        *          70,461(24)        *             *
G. Stephen Felker..............        5,667(25)        *               0           *              *
L.L. Gellerstedt, III..........        2,667(26)        *               0           *              *
John D. Hopkins................      898,066(27)     3.82         440,388(28)     4.15          4.11
Lou Brown Jewell(29)...........    2,136,723(30)     8.74       1,398,296(31)    13.19         12.49
James W. Johnson...............      153,197(32)        *          71,965(33)        *             *
C. Randolph Sexton.............      511,835(34)     2.18         405,888        3.83           3.54
John W. Spiegel................       48,986(35)        *          47,094           *              *
All directors and executive
  officers as a group (25
  persons).....................   12,057,286(36)    37.74       7,917,425(37)    74.45         63.91

---------------

  *   Less than 1%.

 (1) Each share of Class B Common Stock is convertible into one share of Class A Common Stock at any time subject to compliance with certain first offer rights. As a result, shares of Class A Common Stock shown in the table as beneficially owned by any individual include shares of Class A Common Stock issuable upon conversion of Class B Common Stock beneficially owned by such individual.

 (2) These shares include restricted stock grants that were made to our officers on May 16, 2001 and which are fully votable by the grantees as of that date. Unless vested (pursuant to net income performance criteria) or forfeited (e.g. by termination of employment) at an earlier date, the shares will vest in one-third increments on, and may not be transferred before, May 16, 2004, 2005 and 2006, respectively.

 (3) Based on an aggregate of 23,040,671 shares of Class A Common Stock issued and outstanding as of December 6, 2001 plus, for each individual,

     - the number of shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock beneficially owned by such individual,

     - the number of shares of Class A Common Stock issuable upon exercise of outstanding stock options which are or will become exercisable prior to February 4, 2002, and

     - the number of shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock issuable upon exercise of outstanding stock options which are or will become exercisable prior to February 4, 2002.

 (4) Based on an aggregate of 10,601,853 shares of Class B Common Stock issued and outstanding as of December 6, 2001 plus, for each individual, the number of shares of Class B Common Stock issuable upon exercise of outstanding stock options which are or will become exercisable prior to February 4, 2002.

 (5) These amounts reflect:

     - 233,334 shares issuable upon exercise of stock options beneficially owned by Mr. Rubright,

     - 70,000 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Rubright, and

     - 25,000 shares of restricted stock granted to Mr. Rubright.

 (6) These amounts include:

     - 155,054 shares issuable upon exercise of stock options beneficially owned by Mr. Dreibelbis,

     - 177,526 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Dreibelbis,

     - 14,520 shares issuable upon conversion of shares of Class B Common Stock issuable upon exercise of stock options beneficially owned by Mr. Dreibelbis, and

     - 15,000 shares of restricted stock granted to Mr. Dreibelbis.

 (7) These amounts include 14,520 shares issuable upon exercise of stock options beneficially owned by Mr. Dreibelbis.

 (8) These shares include:

     - 143,034 shares issuable upon exercise of stock options beneficially owned by Mr. George,

     - 16,066 shares issuable upon conversion of Class B Common Stock beneficially owned by Mr. George, and

     - 15,000 shares of restricted stock granted to Mr. George.

 (9) These amounts reflect:

     - 16,667 shares issuable upon exercise of stock options beneficially owned by Mr. Voorhees,

     - 45,800 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Voorhees,

     - 15,000 shares of restricted stock granted to Mr. Voorhees, and

     - 2,000 shares beneficially owned by Mr. Voorhees as custodian for two trusts for the benefit of Paul Daniel Voorhees and Dorothy Boston Voorhees, respectively.

(10) These amounts include:

     - 82,087 shares issuable upon exercise of stock options beneficially owned by Mr. Hansen,

     - 68,061 shares issuable upon conversion of Class B Common Stock beneficially owned by Mr. Hansen,

     - 11,220 shares issuable upon conversion of Class B Common Stock upon exercise of stock options beneficially owned by Mr. Hansen, and

     - 8,000 shares of restricted stock granted to Mr. Hansen.

(11) These shares include 11,200 shares issuable upon exercise of stock options beneficially owned by Mr. Hansen.

(12) Mr. Currey's address is c/o Rock-Tenn Company, 504 Thrasher Street, Norcross, Georgia 30071.

(13) These amounts reflect:

     - 100,734 shares issuable upon exercise of stock options beneficially owned by Mr. Currey,

     - 1,532,316 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Currey,

     - 6,600 shares issuable upon conversion of shares of Class B Common Stock issuable upon exercise of stock options beneficially owned by Mr. Currey, and

     - 8,000 shares of restricted stock granted to Mr. Currey.

(14) These shares include:

     - 658,758 shares deemed beneficially owned by Mr. Currey as trustee of two trusts for the benefit of the spouse of Mr. Bradley Currey, Jr.,

     - 2,468 shares held by Mr. Currey's spouse,

     - 6,600 shares issuable upon exercise of stock options beneficially owned by Mr. Currey, and

     - 743,992 shares beneficially owned by Currey Family Investments, L.P., with respect to which Mr. Currey serves as general partner (which shares are also shown as beneficially owned by Mr. Bradley Currey, Jr.).

(15) These shares include:

     - 3,500 shares deemed beneficially owned by Dr. Anderson as trustee of the Corryne H. Taylor Trust,

     - 667 shares issuable upon exercise of stock options beneficially owned by Dr. Anderson,

     - 262,944 shares held by Dr. Anderson's spouse, and

     - 143,998 and 163,152 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Dr. Anderson and Dr. Anderson's spouse, respectively.

(16) These shares include 163,152 shares held by Dr. Anderson's spouse.

(17) Mr. Brown's address is P.O. Drawer 2412, Daytona Beach, Florida 32115. Mr. Brown serves as chairman and chief executive officer of Brown & Brown, Inc., which together with its predecessor has provided certain insurance services to our company. See "Certain Transactions."

(18) These amounts reflect:

     - 716,100 shares beneficially owned by Ormond Riverside Ltd. Partnership, for which Mr. Brown serves as general partner,

     - 388,977 shares deemed beneficially owned by Mr. Brown as co-trustee with Messrs. Bradley Currey, Jr. and John D. Hopkins of a trust for the benefit of Mrs. Lou Brown Jewell (which shares are also shown as being beneficially owned by Messrs. Bradley Currey, Jr. and John D. Hopkins),

     - 197,485 shares held indirectly by Brown & Brown, Inc., of which Mr. Brown serves as chairman and chief executive officer,

     - 2,828,736 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Brown,

     - 607,919 shares deemed beneficially owned by Mr. Brown as trustee of the Custodial TR U/W A. Worley Brown, QTIPB, and

     - 667 shares issuable upon exercise of stock options beneficially owned by Mr. Brown.

(19) These amounts reflect:

     - 1,046,100 shares deemed beneficially owned by Mr. Brown as general partner of Ormond Riverside Ltd. Partnership,

     - 380,424 shares deemed beneficially owned by Mr. Brown as co-trustee with Messrs. Bradley Currey, Jr. and John D. Hopkins of a trust for the benefit of Mrs. Lou Brown Jewell (which shares are also shown as being beneficially owned by Messrs. Bradley Currey, Jr. and John D. Hopkins),

     - 362,485 shares held indirectly by Brown & Brown, Inc., of which Mr. Brown serves as chairman and chief executive officer, and

     - 1,039,727 shares deemed beneficially owned by Mr. Brown as trustee of the Custodial TR U/W A. Worley Brown, QTIPB.

(20) Mr. Currey's address is 50 Hurt Plaza, Suite 1295, Atlanta, Georgia 30303.

(21) These shares reflect:

     - 2,388,621 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Currey,

     - 388,977 shares deemed beneficially owned by Mr. Currey as co-trustee with Messrs. J. Hyatt Brown and John D. Hopkins of a trust for the benefit of Mrs. Lou Brown Jewell (which shares are also shown as being beneficially owned by Messrs. J. Hyatt Brown and John D. Hopkins), and

     - 667 shares issuable upon exercise of stock options beneficially owned by Mr. Currey.

(22) These shares include:

     - 242,712 shares beneficially owned by Mr. Currey's spouse,

     - 743,992 shares beneficially owned by Currey Family Investments, L.P., for which Mr. Currey serves as general partner (which shares are also shown as beneficially owned by Mr. Russell M. Currey), and

     - 380,424 shares deemed beneficially owned by Mr. Currey as co-trustee with Messrs. J. Hyatt Brown and John D. Hopkins of a trust for the benefit of Mrs. Lou Brown Jewell (which shares are also shown as being beneficially owned by Messrs. J. Hyatt Brown and John D. Hopkins).

(23) These shares reflect:

     - 74,082 shares held in joint tenancy with Mr. Currey's spouse,

     - 69,841 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Currey, and

     - 667 shares issuable upon exercise of stock options beneficially owned by Mr. Currey.

(24) These shares include 69,841 shares held in joint tenancy with Mr. Currey's spouse.

(25) These shares include 667 shares issuable upon exercise of stock options beneficially owned by Mr. Felker.

(26) These shares include 667 shares issuable upon exercise of stock options beneficially owned by Mr. Gellerstedt.

(27) These shares reflect:

     - 388,977 shares deemed beneficially owned by Mr. Hopkins as co-trustee with Messrs. Bradley Currey, Jr. and J. Hyatt Brown of a trust for the benefit of Mrs. Lou Brown Jewell (which shares are also shown as being beneficially owned by Messrs. Bradley Currey, Jr. and J. Hyatt Brown),

     - 440,388 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Hopkins, and

     - 667 shares issuable upon exercise of stock options beneficially owned by Mr. Hopkins.

(28) These shares reflect 380,424 shares deemed beneficially owned by Mr. Hopkins as co-trustee with Messrs. Bradley Currey, Jr. and J. Hyatt Brown of a trust for the benefit of Mrs. Lou Brown Jewell (which shares are also shown as being beneficially owned by Messrs. Bradley Currey, Jr. and J. Hyatt Brown).

(29) Mrs. Jewell's address is 2800 Cravey Trail, Atlanta, Georgia 30345.

(30) These amounts reflect:

     - 607,919 shares beneficially owned by Custodial TR U/W A. Worley Brown, QTIPB, of which Mrs. Jewell is the beneficiary,

     - 128,049 shares deemed beneficially owned by Mrs. Jewell as co-trustee of two separate trusts for the benefit of Nancy Louise Brown Markham and Elizabeth Irene Brown Dixon, respectively,

     - 1,778,720 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mrs. Jewell,

     - 500 shares held by Mrs. Jewell's spouse, and

     - 667 shares issuable upon exercise of stock options beneficially owned by Mrs. Jewell.

(31) These shares include:

     - 1,039,727 shares beneficially owned by the Custodial TR U/W A. Worley Brown, QTIPB, of which Mrs. Jewell is the beneficiary, and

     - 192,059 shares deemed beneficially owned by Mrs. Jewell as co-trustee of two separate trusts for the benefit of Nancy Louise Brown Markham and Elizabeth Irene Brown Dixon, respectively.

(32) These shares include:

     - 16,209 shares held by Mr. Johnson's spouse,

     - 8,600 shares deemed beneficially owned by Mr. Johnson as trustee of a trust for the benefit of the McCranie Companies Profit Sharing Plan,

     - 667 shares issuable upon exercise of stock options beneficially owned by Mr. Johnson, and

     - 71,965 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Johnson.

(33) These shares include 16,209 shares held by Mr. Johnson's spouse.

(34) These shares include:

     - 405,888 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Sexton,

     - 7,480 shares held by Mr. Sexton's spouse, and

     - 667 shares issuable upon exercise of options beneficially owned by Mr. Sexton.

(35) These shares include:

     - 47,094 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Spiegel, and

     - 667 shares issuable upon exercise of stock options beneficially owned by Mr. Spiegel.

(36) These amounts reflect:

     - 3,152,261 shares beneficially owned by such directors and executive officers,

     - 987,600 shares issuable upon exercise of stock options beneficially owned by such directors and executive officers,

     - 7,885,085 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by such directors and executive officers, and

     - 32,340 shares issuable upon conversion of shares of Class B Common Stock issuable upon exercise of stock options beneficially owned by such directors and executive officers.

(37) These amounts reflect:

     - 7,885,085 shares beneficially owned by such directors and executive officers, and

     - 32,340 shares issuable upon exercise of stock options beneficially owned by such directors and executive officers.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The table below shows the compensation earned during fiscal 2001, 2000 and 1999 by our chief executive officer and our named executive officers, which include our four other most highly compensated executive officers, who were serving at the end of the fiscal 2001. These individuals are called the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                               COMPENSATION AWARDS
                                          ANNUAL COMPENSATION               -------------------------
                              -------------------------------------------   RESTRICTED    SECURITIES
                                                             OTHER ANNUAL     STOCK       UNDERLYING     ALL OTHER
                              FISCAL                         COMPENSATION     AWARDS     OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR     SALARY     BONUS         (1)           (2)           (#)            (3)
---------------------------   ------   --------   --------   ------------   ----------   ------------   ------------
James A. Rubright...........   2001    $630,000   $227,623       --          $281,250      100,000         $4,965
  Chairman and Chief           2000     565,798    316,975(4)    --                --      100,000          4,091
  Executive Officer            1999      17,355          0       --                --      300,000(5)          --
David D. Dreibelbis.........   2001     314,000     70,493       --           168,750       40,000          3,109
  Executive Vice President     2000     305,000     40,401       --                --       40,000          3,039
  and General Manager of       1999     290,000     39,150       --                --       29,000          3,039
  the Paperboard Group
Nicholas G. George..........   2001     265,000     81,937       --           168,750       40,000          4,820
  Executive Vice President     2000     247,000     63,534       --                --       40,000          4,751
  and General Manager of       1999     235,000     31,725       --                --       23,000          4,751
  the Folding Carton
    Division
Steven C. Voorhees..........   2001     265,000     78,458       --           168,750       40,000          2,983
  Executive Vice President     2000      12,060     34,275(6)    --                --       50,000(7)          --
  and Chief Financial
    Officer
James K. Hansen.............   2001     225,000     70,768       --            90,000       20,000          5,959
  Executive Vice President     2000     219,375     25,556       --                --       20,000          5,890
  and General Manger of the    1999     211,125     28,215       --                --       15,000          5,890
  Coated Paperboard Division

---------------
(1) Unless reported in this column, the aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for a named executive officer.

(2) Dollar amounts shown equal the number of shares of restricted stock multiplied by the closing market price of our unrestricted stock on the date of grant (i.e. $11.25 on May 16, 2001).

    The number and value of the aggregate restricted stock holdings at the end of fiscal 2001 based on the closing market price of our unrestricted stock on September 28, 2001 of $11.00 were as follows: Mr. Rubright, 25,000 shares ($275,000), Messrs. Dreibelbis, George and Voorhees, 15,000 shares each ($165,000 each) and Mr. Hansen, 8,000 shares ($88,000).

    Unless vested (pursuant to net income performance criteria) or forfeited (e.g., by termination of employment) at an earlier date, the shares will vest in one-third increments on, and may not be transferred before, May 16, 2004, 2005 and 2006, respectively.

    Dividends are paid on all shares of restricted stock at the same rate as on unrestricted shares.

(3) Unless otherwise noted, these amounts reflect life insurance premiums paid by us.

(4) This amount includes a one-time $250,000 cash bonus paid to Mr. Rubright in November 1999.

(5) Mr. Rubright joined our company in September 1999 and was issued options to purchase 300,000 shares of Class A Common Stock.

(6) Mr. Voorhees was paid a one-time $34,275 cash bonus on the day he joined our company.

(7) Mr. Voorhees joined our company in September 2000 and was issued options to purchase 50,000 shares of Class A Common Stock.

OPTION GRANTS TABLE

     The table below shows information relating to the options granted during fiscal 2001 to each named executive officer.

                   OPTIONS/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                                                                                      ANNUAL RATES OF STOCK
                                                                                       PRICE APPRECIATION
                                 INDIVIDUAL GRANTS               OPTION TERM             FOR OPTION TERM
                            ----------------------------   ------------------------   ---------------------
                                             PERCENT OF
                              NUMBER OF        TOTAL
                             SECURITIES     OPTIONS/SARS   EXERCISE OR
                             UNDERLYING      GRANTED TO    BASE PRICE
                            OPTIONS/SARS    EMPLOYEES IN    PER SHARE    EXPIRATION
           NAME             GRANTED(#)(1)   FISCAL YEAR     ($/SH)(2)       DATE       5%($)       10%($)
           ----             -------------   ------------   -----------   ----------   --------   ----------
James A. Rubright.........     100,000         11.5%         $11.25      5/16/2011    $707,506   $1,792,960
David E. Dreibelbis.......      40,000           4.6          11.25      5/16/2011     283,003      717,184
Nicholas G. George........      40,000           4.6          11.25      5/16/2011     283,003      717,184
Steven C. Voorhees........      40,000           4.6          11.25      5/16/2011     283,003      717,184
James K. Hansen...........      20,000           2.3          11.25      5/16/2011     141,501      358,592

---------------

(1) The options shown in the table are options to purchase Class A Common Stock. The options will vest in one-third increments on May 16, 2002, 2003 and 2004, respectively. The option price can be paid in cash or shares of Class A Common Stock that have been held for at least six months, and have a fair market value at least equal to the option exercise price.

(2) The option exercise price for the options shown in the table is equal to the closing price per share of Class A Common Stock on May 16, 2001 as reported on the New York Stock Exchange.

AGGREGATED OPTIONS TABLE

     The table below shows information with respect to options exercised during fiscal 2001 and options held at the end of fiscal 2001 by each named executive officer. Unless otherwise indicated, all options are options to purchase Class A Common Stock.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                    FISCAL YEAR-END OPTION/SAR VALUES TABLE

                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                    OPTIONS/SARS AT               OPTIONS/SARS AT
                                    SHARES                        FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)
                                  ACQUIRED ON      VALUE      ---------------------------   ---------------------------
              NAME                EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                -----------   -----------   -----------   -------------   -----------   -------------
James A. Rubright...............        --             --       233,344        266,666       $ 68,751       $137,499
David E. Dreibelbis.............        --             --       169,574(2)      81,166        152,062         54,999
Nicholas G. George..............        --             --       143,034         78,166         27,501         54,999
Steven C. Voorhees..............        --             --        16,667         73,333         12,500         25,000
James K. Hansen.................        --             --        93,307(3)      40,833        114,933         27,499

---------------

(1) These amounts reflect the difference between:

     - the fair market value of the shares of Common Stock underlying the options held by each officer based on the last reported closing price per share of Class A Common Stock of $11.00 on September 28, 2001 as reported on the New York Stock Exchange, and

     - the aggregate exercise price of such options.

(2) These amounts reflect options to purchase 155,054 shares of Class A Common Stock and 14,520 shares of Class B Common Stock.

(3) These amounts reflect options to purchase 82,087 shares of Class A Common Stock and 11,220 shares of Class B Common Stock.

PENSION PLAN TABLE

     The table below shows the annual retirement benefits payable under our pension plan, which we refer to as the pension plan, and the supplemental executive retirement plan, which we refer to as the SERP, to the "grandfathered participants" upon retirement if their "old benefit formula" is greater than their "new benefit formula." These terms, as well as the pension plan and the SERP, are discussed below the table.

                                                             YEARS OF SERVICE
                                       -------------------------------------------------------------
            REMUNERATION                 10        15         20         25         30         35
            ------------               -------   -------   --------   --------   --------   --------
$125,000.............................  $21,600   $32,300   $ 43,100   $ 53,900   $ 53,900   $ 53,900
$150,000.............................  $26,600   $39,800   $ 53,100   $ 66,400   $ 66,400   $ 66,400
$175,000.............................  $31,600   $47,300   $ 63,100   $ 78,900   $ 78,900   $ 78,900
$200,000.............................  $36,600   $54,800   $ 73,100   $ 91,400   $ 91,400   $ 91,400
$225,000.............................  $41,600   $62,300   $ 83,100   $103,900   $103,900   $103,900
$250,000.............................  $46,600   $69,800   $ 93,100   $116,400   $116,400   $116,400
$275,000.............................  $51,600   $77,300   $103,100   $128,900   $128,900   $128,900
$300,000.............................  $51,600   $77,300   $103,100   $128,900   $128,900   $128,900

     There were approximately 300 grandfathered participants on January 1, 1998 one of whom was Mr. Hansen. Messrs. Rubright, Dreibelbis, George and Voorhees are not grandfathered participants.

     Only covered employees are eligible to participate in our pension plan. A "covered employee" is one of our or our participating subsidiaries' employees who is not:

     - a leased employee,

     - eligible to participate in any other defined benefit plan maintained in whole or in part by contributions from an "Affiliate" (as defined), or

     - a member of a collective bargaining unit that has not reached an agreement with us to participate in the pension plan.

     A covered employee is eligible to begin to participate in our pension plan on the first entry date that follows completion of 12 months of service in one, or more than one, period of employment (as defined in the pension plan) and upon reaching age 21.

     Our pension plan was amended effective as of January 1, 1998 to add a new benefit formula. For each calendar year after 1997, the new benefit formula equals 1.2% of a participant's total "compensation" (as defined in the pension plan) plus .5% of a participant's compensation in excess of 50% of the social security wage base for each such calendar year (as such base is announced by the Internal Revenue Service). This new formula produces a benefit payable at a participant's normal retirement age as an annuity payable only for the life of the participant. The amendment to our pension plan also froze the benefit accrued under the old four part benefit formula, which we refer to as the "old benefit formula", for all participants (except the grandfathered participants) as of December 31, 1997 so that all participants (except the grandfathered participants) will receive a benefit at retirement equal to the sum of their benefit accrued as of December 31, 1997 under the old benefit formula and their benefit accrued after that date under the new benefit formula.

     A "grandfathered participant" is a pension plan participant who reached at least age 55 and completed at least 10 years of service as of January 1, 1998. A grandfathered participant will receive a benefit at retirement based either completely on the old benefit formula or on the same combination of the old benefit formula and the new benefit formula as all other participants, whichever results in the greater benefit for the grandfathered participant.

     Under our pension plan, "compensation" for hourly paid participants is defined as total compensation paid which is reportable as taxable income on Form W-2, plus any elective deferrals under any 401(k) plan or Code sec. 125 Cafeteria Plan. Compensation for salaried employees is defined as base pay. Therefore, it does not include any bonuses, overtime, commissions, reimbursed expenses of any kind, severance pay, income imputed from insurance coverage or the like, or payments under the pension plan or any other employee benefit plan or any income from a stock option. No employee's compensation for purposes of the pension plan includes amounts in excess of the limit, which we refer to as the code compensation limit, imposed by the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and as adjusted for inflation by the Secretary of the Treasury. For calendar year 1999, the code compensation limit was $160,000, and for calendar years 2000 and 2001, the compensation code limit was $170,000.

     An employee's right to benefits under our pension plan vests after five years of service or at normal retirement age, whichever is earlier. The plan is a defined benefit plan qualified under the Code and, as such, is subject to certain limits on the amount of benefits which may be paid under it.

     For fiscal 2001, $275,000 $275,000, $265,000 and $225,000 of the compensation paid to Messrs. Rubright, Dreibelbis, George and Hansen, respectively, was compensation for purposes of the pension plan and the SERP. As of September 30, 2001, Messrs. Rubright, Dreibelbis, George and Hansen, had approximately 2, 27, 21 and 22 years of benefit service as defined under our pension plan, respectively. For fiscal 2001, Mr. Voorhees was not eligible to participate in our pension plan or the SERP. The table set forth above displays the approximate annual retirement benefits payable under our plan (using the old benefit formula in effect prior to January 1, 1998) as a life annuity, based on various levels of average compensation and years of service at a grandfathered participant's retirement date. In addition, the amounts shown in the table have been calculated without regard to current limitations on compensation and benefits.

     The SERP is designed to supplement a participant's benefit under our pension plan and is paid in the same form and at the same time as a participant's benefit is paid under our pension plan. The supplement is designed to make up for the loss in benefits the participant will receive under our pension plan due to the reduction in the code compensation limit from $235,840 to $150,000 in 1994, indexed thereafter. The compensation and options committee determines who will participate in the SERP. Currently, there are 22 participants in the SERP.

     The estimated annual benefit payable at the normal retirement age under the new benefit formula and the SERP for Messrs. Rubright, Dreibelbis and George is $56,000, $181,000 and $134,000, respectively. Mr. Hansen's estimated benefit payable under the old benefit formula currently is greater than his estimated benefit payable under the new benefit formula.

                              CERTAIN TRANSACTIONS

     John W. Spiegel, a director of our company, is an officer of SunTrust Banks, Inc. J. Hyatt Brown, a director, is also a director of SunTrust Banks, Inc. During fiscal 2001, we maintained a syndicated credit facility pursuant to a loan agreement under which SunTrust Bank, Atlanta, a wholly owned subsidiary of SunTrust Banks, Inc., serves as agent. Under the credit agreement, we have aggregate borrowing availability as of September 30, 2001 of $300,000,000. As of September 30, 2001, we had $8,000,000 of borrowings outstanding under the credit agreement. In addition, during fiscal 2001 we paid approximately $18,852,000 and $1,402,000 in interest and facility fees, respectively, under the credit agreement.

     We also maintained a synthetic lease facility pursuant to a credit agreement under which SunTrust Bank, Atlanta, a wholly owned subsidiary of SunTrust Banks, Inc. serves as agent. Under this credit agreement, we have an aggregate borrowing availability of $24,800,000. As of September 30, 2001, we had outstanding borrowings of $24,500,000 under such loan agreement and during fiscal year 2001 we paid approximately $1,565,000 and $84,000 in interest and facility fees, respectively. In addition, we are also a party with SunTrust Banks, Inc. to a master letter of credit agreement relating to industrial revenue bonds issued in connection with certain of our manufacturing facilities. SunTrust Banks, Inc. has performed other banking services for us over the past fiscal year. Our aggregate payments to SunTrust Banks for these services did not exceed 5% of our net sales or SunTrust Banks' gross revenues in fiscal 2001.

     J. Hyatt Brown, a director of our company, is president and a shareholder of Brown & Brown, Inc. During fiscal 2001, Brown & Brown, Inc. performed insurance services for us for which we paid Brown & Brown, Inc. $2,923,360.

     Robert B. Currey, a director of our company, is chief executive officer of Currey & Company, Inc., which purchased $611,503 of corrugated boxes from us in fiscal 2001.

     C. Randolph Sexton, a director, owns and operates Driftwood Fruit Company. During fiscal 2001, we purchased $73,053 of fruit from Driftwood Fruit Company.

                         REPORT OF THE AUDIT COMMITTEE

     The audit committee, which operates under a written charter adopted by our board of directors, oversees our company's financial reporting process on behalf of the board of directors. Our management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee discussed the audited financial statements to be included in the annual report on Form 10-K for the year ended September 30, 2001, with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our company's accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee has discussed with the independent auditors the auditors' independence from management and our company including the matters in the written disclosures required by the Independence Standards Board.

     The audit committee discussed with our company's internal and independent auditors the overall scope and plans for their respective audits. The audit committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our company's internal controls, and the overall quality of our company's financial reporting. The audit committee held two meetings during fiscal 2001. The audit committee also conducted informal telephonic reviews of our press releases.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended September 30, 2001 for filing with the Securities and Exchange Commission. The audit committee and the board have also recommended the selection of our company's independent auditors.

                                                     John Spiegel, audit committee chairman
                                                     G. Stephen Felker, audit committee member
                                                     Stephen G. Anderson, audit committee
                                                     member

     Audit Fees. Our company has been billed a total of approximately $639,500 by Ernst & Young LLP, our independent auditors, for professional services rendered for the audit of our annual financial statements for the fiscal year ended September 30, 2001 and the reviews of interim financial statements included in our quarterly reports on Form 10-Q for that fiscal year.

     Financial Information Systems Design and Implementation Fees. Our company has not been billed any amount for professional services rendered by Ernst & Young LLP in connection with financial information systems design and implementation services during the fiscal year ended September 30, 2001.

     All Other Fees. Our company has been billed a total of approximately $436,000 for all other services rendered by Ernst & Young LLP during the fiscal year ended September 30, 2001 that are not set forth above. The audit committee considered the effects that the provision of non-audit services may have on the auditors' independence.

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                        REPORT ON EXECUTIVE COMPENSATION

     During fiscal 2001, the compensation and options committee consisted of Mrs. Lou Brown Jewell and Messrs. L.L. Gellerstedt, III, John D. Hopkins and James W. Johnson. The compensation and options committee is responsible for:

     - establishing salaries, bonuses and other compensation for our chief executive officer, and

     - administering our stock option plans, employee stock purchase plan, key-employee incentive bonus plan, supplemental executive retirement plan and annual executive bonus program.

     Mr. Rubright, our chief executive officer, was responsible for establishing the salaries for all of the other executive officers.

     The compensation and options committee has reviewed the applicability of
Section 162(m) of the Internal Revenue Code of 1986, as amended by the Omnibus Budget Reconciliation Act of 1993. Section 162(m) may in certain circumstances deny a federal income tax deduction for compensation to an executive officer in excess of $1 million per year. One executive officer may be paid compensation during fiscal 2002 that exceeds $1 million.

     Compensation Policy. Our executive compensation policy is designed to attract, retain and motivate executive officers to maximize our performance and shareholder value by:

     - providing base salaries that are market-competitive;

     - rewarding the achievement of our business plan goals and return over capital cost objectives; and

     - creating stock ownership opportunities to align the interests of executive officers with those of shareholders.

     Base Salary. Each executive officer's base salary, including each named executive officer's base salary and the chief executive officer's base salary, is determined based upon a number of factors including the executive officer's responsibilities, contribution to the achievement of our business plan goals, demonstrated leadership skills and overall effectiveness, and length of service. Base salaries are also designed to be competitive with those offered in the various markets in which we compete for executive talent and are analyzed with a view towards desired base salary levels over a three- to five-year time period. Each executive officer's salary is reviewed annually and although these and other factors are considered in setting base salaries, no specific weight is given to any one factor. During fiscal 2001, the base salary of each of our named executive officers, excluding our chief executive officer, increased from 2.6% to 7.3% over each such executive officer's fiscal 2000 base salary. During fiscal 2001, the base salary of our chief executive office increased 11.3% over his fiscal 2000 base salary. The committee based our chief executive officer's base salary increase on a variety of criteria, including the performance of our company, as well as comparative compensation data of chief executive officers of companies similarly situated and of those within our industry.

     Cash Bonuses. Each of our executive officers, including our chief executive officer, is eligible to receive an annual cash bonus. Our cash bonus program is designed to motivate key managers and sales people as well as executive officers and reward the achievement of specific business plan goals. Under our bonus plan, in fiscal 2001, executive officers were eligible to earn a cash bonus ranging from a maximum of 50% to 100% of their respective base salaries to the extent we achieved certain financial objectives established by the compensation committee. During fiscal 2001, under this plan, our named executive officers, excluding our chief executive officer, earned bonuses ranging from 22.5% to 31.5% of their respective base salaries. During fiscal 2001, under this plan, our chief executive officer earned a bonus that was 36.1% of his base salary.

     Stock Options and Restricted Stock. The grant of stock options and restricted stock is designed to align the interests of executive officers with those of shareholders in our long-term performance. Stock options granted have exercise prices equal to the fair market value of the underlying shares on the date of grant so that compensation is earned only through long-term appreciation in the fair market value of the underlying shares. Stock options are generally granted on an annual basis if warranted by our growth and profitability and individual grants are based on, among other things, the executive officer's responsibilities and individual performance. To encourage an executive officer's long-term performance, commencing with grants in fiscal 1994, stock options generally vest over three years and terminate ten years after the date of grant. On May 16, 2001, our named executive officers, excluding our chief executive officer, received stock option grants in respect of fiscal 2001 ranging from options to purchase 20,000 to 40,000 shares. On May 16, 2001, our chief executive officer received stock option grants in respect of fiscal 2001 to purchase 100,000 shares. In accordance with the provisions of our 2000 Incentive Stock Plan, on May 16, 2001 we made restricted stock grants ranging from 8,000 to 15,000 shares to our named executive officers, excluding our chief executive officer, which are fully votable by the grantees as of that date. Similarly, in accordance with the provisions of our 2000 Incentive Stock Plan, on May 16, 2001 we made a restricted stock grant of 25,000 shares to our chief executive officer which are fully votable by him as of that date. Unless vested (pursuant to net income performance criteria) or forfeited (e.g., by termination of employment) at an earlier date, the shares will vest in one-third increments on, and may not be transferred before, May 16, 2004, 2005 and 2006, respectively. These restricted stock grants were intended to fulfill the purpose of our 2000 Incentive Stock Plan which is to provide additional incentives to our key employees through the award of the shares, thereby increasing their personal stake in our continued success and growth and to encourage them to remain with our company.

                                                  L.L. Gellerstedt, III
                                                  John D. Hopkins
                                                  Lou Brown Jewell
                                                  James W. Johnson

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below reflects cumulative shareholder return (assuming the reinvestment of dividends) on our Class A Common Stock compared to the return on the S&P 500 Index and the S&P Paper & Forest Products Index. The graph reflects the investment of $100 on September 30, 1996 in our Class A Common Stock, the S&P 500 Index and the S&P Paper & Forest Products Index and the reinvestment of dividends.

                              (PERFORMANCE GRAPH)

            -------------------------------------------------------------------------------------
                                         1996      1997      1998      1999      2000      2001
            -------------------------------------------------------------------------------------
             ROCK-TENN COMPANY          100.00    110.21     62.23     82.99     58.64     66.92
             S & P 500                  100.00    140.45    153.15    195.74    221.74    162.71
             S & P PAPER & FOREST
              PRODUCTS                  100.00    131.64     97.92    126.35     91.21    112.86

     THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         APPROVAL OF THE MATERIAL TERMS
                     OF OUR ANNUAL EXECUTIVE BONUS PROGRAM
                                    (ITEM 2)

     The following information regarding the material terms of our annual executive bonus program is being provided to you in connection with the solicitation of proxies for approval of the material terms of our annual executive bonus program. The following description of the annual executive bonus program is a summary only and does not purport to be complete. The summary is qualified in its entirety by reference to the text of the program.

PROGRAM DESCRIPTION

     Background. Under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), our company cannot deduct compensation paid in any fiscal year to our chief executive officer or our other four most highly compensated executive officers (our "covered officers") for such year which exceeds $1 million unless such compensation meets the requirements for performance-based compensation under section 162(m). No compensation paid to any covered officer to date has been subject to this deduction limitation. However, our compensation and options committee (our "committee") proposes that any annual bonus paid to any covered officer in the future meet (to the extent practicable) the requirements for performance-based compensation. One of those requirements under section 162(m) is that our shareholders approve the material terms of our annual executive bonus program.

     Purpose. The purpose of our program is to give each participant the opportunity to receive an annual bonus for each fiscal year payable in cash if, and to the extent, the committee determines that the performance goals set by our committee for each participant for such year have been satisfied.

     Administration. Our program is administered by our committee, each member of which is an "outside director" within the meaning of section 162(m) of the Code.

     Individuals Eligible. Each of our executive officers, including our chief executive officer, and each of our other employees who our committee deems a key employee will be eligible to be a participant in the program for any fiscal year. Our committee in the exercise of its discretion will pick for each fiscal year which executive officers and key employees actually will be participants in the program for such fiscal year.

     Business Criteria Upon Which Performance Goals Are Based. Our committee will establish performance goals for each participant for each fiscal year no later than 90 days after the beginning of such year. The performance goals for participants may be different and, further, each participant's performance goals may be based on different business criteria. However, all performance goals will be based on one or more of the following business criteria: (1) our return over capital costs or increases in our return over capital costs, (2) our safety record, (3) our score on our customer satisfaction survey, (4) our total earnings or the growth in such earnings, (5) our consolidated earnings or the growth in such earnings, (6) our earnings per share or the growth in such earnings, (7) our net earnings or the growth in such earnings, (8) our earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (9) our earnings before interest and taxes or the growth in such earnings, (10) our consolidated net income or the growth in such income, (11) the value of our common stock or the growth in such value,
(12) our stock price or the growth in such price, (13) our tons of paperboard or grades of paperboard produced or converted by us, (14) our return on assets or the growth on such return, (15) our cash flow or the growth in our cash flow,
(16) our total shareholder return or the growth in such return, (17) our expenses or the reduction of our expenses, (18) our sales growth, (19) our overhead ratios or changes in such ratios, (20) our expense-to-sales ratios or the changes in such ratios, and (21) our economic value added or changes in such value added. The performance goals for our chief executive officer will be based on criteria related to our company-wide performance while the performance goals for other participants will (as our committee deems appropriate) be based on criteria related to company-wide performance, division-specific performance (where the committee can apply the program's business criteria on a division-specific basis), plant or facility-specific performance, department-specific performance, personal goal performance or any combination of the performance-based criteria. Our committee no later than 90 days after the beginning of each fiscal year will establish objective rules for determining whether each participant's performance goals for such year have been satisfied.

     Maximum Annual Bonus. The maximum annual bonus payable under the program to any participant for any fiscal year cannot exceed 200% of the base salary which is paid to such participant in such fiscal year or $2 million, whichever is less. However, a bonus will be paid to a participant under the program for a fiscal year only to the extent the participant satisfies his or her performance goals for such bonus for such fiscal year, and our committee shall certify the extent, if any to which a participant has satisfied his or her performance goals for each fiscal year. Finally, our committee shall have the discretion to reduce (but not to increase) the bonus payable under the program to any participant if the committee for any reason deems such reduction appropriate under the circumstance.

     Shareholder Approval Requirements. Since section 162(m) only limits our company's income tax deductions for compensation paid in any fiscal year to a covered officer, we are seeking shareholder approval only with respect to the material terms of the annual executive bonus program as the program relates to our covered officers. If the material terms of the program are not approved by our shareholders, the program nevertheless can remain in effect and bonuses can be paid to participants who are not covered officers. Further, our committee retains the authority to develop and implement alternative means of fairly compensating our officers and other executives, including any covered officers, and such compensation may be paid in addition to, or in lieu of, compensation paid under our annual executive bonus program.

ESTIMATE OF BENEFITS

     Our committee has (subject to our shareholders approving the material terms of the program) set performance goals under the program for each participant for the current fiscal year based on our company's return over capital costs, our safety record, our score on our customer satisfaction survey, department-specific performance and personal goal performance and has set a cap on each participant's bonus equal to a range of 50% to 100% of such participant's base salary paid in fiscal year 2002. It is not possible to predict today the extent to which any performance goals will be satisfied for fiscal year 2002 or what each participant's base salary will be paid in fiscal year 2002 and thus what bonuses will be for this year. However, if the same performance goals had been in effect for each participant during fiscal year 2001, the bonus for fiscal year 2001 for each participant would have been as follows:

                         ANNUAL EXECUTIVE BONUS PROGRAM

                     NAME AND POSITION                        DOLLAR VALUE
                     -----------------                        ------------
James A. Rubright...........................................   $ 446,838
  Chairman and Chief Executive Officer
David D. Dreibelbis.........................................     110,898
  Executive Vice President and General Manager of the
     Paperboard Group
Nicholas G. George..........................................     125,075
  Executive Vice President and General Manager of the
     Folding Carton Division
Steven C. Voorhees..........................................      94,334
  Executive Vice President and Chief Financial Officer
James K. Hansen.............................................     109,103
  Executive Vice President and General Manager of the Coated
     Paperboard Division
All current executive officers as a group...................   1,308,583

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The board of directors recommends a vote FOR the proposal to approve the material terms of our annual executive bonus program. Proxies returned without instructions will be voted FOR the approval of the material terms of our annual executive bonus program.

                                 OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that our officers and directors and persons who beneficially own more than ten percent of our Class A Common Stock file with the SEC certain reports, and to furnish copies thereof to us, with respect to each such person's beneficial ownership of our equity securities. Based solely upon a review of the copies of such reports furnished to us and certain representations of such persons, all such persons complied with the applicable reporting requirements except that the annual statement of beneficial ownership of securities on Form 5 required to be filed by (1) Stephen G. Anderson, a director of our company, to report the purchase of shares of Class A Common Stock and his beneficial ownership of shares of Class A Common Stock pursuant to a trust for which he is trustee was filed late; and (2) Paul J. England, an officer of our company, to report the disposition of shares of Class A Common Stock was filed late.

ANNUAL REPORT ON FORM 10-K

     We will provide without charge, at the written request of any shareholder of record as of December 6, 2001, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, excluding exhibits. We will provide copies of the exhibits if they are requested by eligible shareholders. We may impose a reasonable fee for providing the exhibits. Requests for copies of our Annual Report on Form 10-K should be mailed to: Rock-Tenn Company, 504 Thrasher Street, Norcross, Georgia 30071, Attention: Chief Financial Officer.

SHAREHOLDER NOMINATIONS FOR ELECTION OF DIRECTORS

     Under our bylaws, only persons nominated in accordance with certain procedures will be eligible for election as directors. Shareholders are entitled to nominate persons for election to the board of directors only if:

     - the shareholder is otherwise entitled to vote generally in the election of directors, and

     - timely notice in writing is sent to our Secretary.

     To be timely, a shareholder's notice must be received at our principal executive offices not less than 130 days prior to the meeting.

     If less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

     The shareholder's notice must set forth for each person to be nominated for election as a director:

     - the name, age, business address and residence address of the person,

     - the principal occupation or employment of the person,

     - the number of shares of each class of Common Stock beneficially owned by the person, and

     - other information that would be required to be disclosed in connection with the solicitation of proxies for the election of directors pursuant to Regulation 14(a) under the Exchange Act.

     The shareholder's notice must also set forth, with respect to the shareholder giving such notice:

     - the name and address of the shareholder, and

     - the number of shares of each class of Common Stock beneficially owned by the shareholder.

     We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.

SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at our 2003 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received no later than August 21, 2002 in order to be considered for inclusion in the proxy materials to be distributed by the Board of Directors in connection with the meeting. Any shareholder proposals intended to be presented at our 2003 annual meeting of shareholders but not to be included in the board's proxy materials under Rule 14a-8 must be received no later than September 16, 2002 in order to be considered at the 2003 annual meeting. However, if we give less than 60 days' notice of our 2003 annual meeting of shareholders, then shareholder proposals intended to be presented at the meeting but not to be included in the board's proxy materials under Rule 14a-8 must be received no later than ten days after notice of the 2003 annual meeting is mailed or a press release announcing the meeting date is made.

EXPENSES OF SOLICITATION

     We will bear the cost of solicitation of proxies by the board of directors in connection with the annual meeting. We will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Common Stock held in their names.

                                          By Order of the Board of Directors

                                          /s/ Robert B. McIntosh
                                          Robert B. McIntosh
                                          Secretary

     OUR ANNUAL REPORT TO SHAREHOLDERS FOR FISCAL 2001, WHICH INCLUDES AUDITED FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

                                                                      APPENDIX A

                                ROCK-TENN COMPANY
                         ANNUAL EXECUTIVE BONUS PROGRAM



                                      ss. 1

                                     PURPOSE

                  The purpose of the Program is to give each participant the opportunity to receive an annual bonus for each Fiscal Year payable in cash if, and to the extent, the Committee determines that the Performance Goals set by the Committee for such Participant for such year have been met.

                                      ss. 2

                                   DEFINITIONS

                  1.1. Business Criteria. The term "Business Criteria" for purposes of this Program means (1) Rock-Tenn Company's return over capital costs or increases in Rock-Tenn Company's return over capital costs, (2) Rock-Tenn Company's safety record, (3) Rock-Tenn Company's score on Rock-Tenn Company's customer satisfaction survey, (4) Rock-Tenn Company's total earnings or the growth in such earnings, (5) Rock-Tenn Company's consolidated earnings or the growth in such earnings, (6) Rock-Tenn Company's earnings per share or the growth in such earnings, (7) Rock-Tenn Company's net earnings or the growth in such earnings, (8) Rock-Tenn Company's earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (9) Rock-Tenn Company's earnings before interest and taxes or the growth in such earnings, (10) Rock-Tenn Company's consolidated net income or the growth in such income, (11) the value of Rock-Tenn Company's common stock or the growth in such value, (12) Rock-Tenn Company's stock price or the growth in such price, (13) the tons of paperboard or grades of paperboard produced or converted by Rock-Tenn Company, (14) Rock-Tenn Company's return on assets or the growth on such return, (15) Rock-Tenn Company's cash flow or the growth in such cash flow,
(16) Rock-Tenn Company's total shareholder return or the growth in such return,
(17) Rock-Tenn Company's expenses or the reduction of Rock-Tenn Company's expenses, (18) Rock-Tenn Company's sales growth, (19) Rock-Tenn Company's overhead ratios or changes in such ratios, (20) Rock-Tenn Company's expense-to-sales ratios or the changes in such ratios, and (21) Rock-Tenn Company's economic value added or changes in such value added.

                  1.2. Code. The term "Code" for purposes of this Program means the Internal Revenue Code of 1986, as amended from time to time.

                  1.3. Committee. The term "Committee" for purposes of this Program means the Compensation and Options Committee of the Board of Directors of Rock-Tenn Company, or, if all the members of such Committee fail to satisfy the requirements to be an "outside director" under ss. 162(m) of the code, a sub-committee of such committee which consists solely of members who satisfy such requirements.

                  1.4. Covered Executive. A "Covered Executive" for purposes of this Program means for each Fiscal Year Rock-Tenn Company's chief executive officer and its four other executive officers who are treated under ss. 162(m) of the Code as a "covered employee" for such Fiscal Year.

                  1.5. Fiscal Year. The term "Fiscal Year" for purposes of this Program means Rock-Tenn Company's fiscal year.

                  1.6. Participant. The term "Participant" for purposes of this Program means for each Fiscal Year each individual who is designated as such by the Committee under ss. 3.

                  1.7. Performance Goals. The term "Performance Goals" for purposes of this Program means the goal, or the combination of goals, set under ss. 4 by the Committee for each Participant for each Fiscal Year with respect to the Business Criteria selected by the Committee for such Fiscal Year.

                  1.8. Program. The term "Program" means this Rock-Tenn Company Annual Executive Bonus Program as in effect from time to time.

                  1.9. Rock-Tenn Company. The term "Rock-Tenn Company" for purposes of this Program means the Rock-Tenn Company, a Georgia corporation, and any successor to Rock-Tenn Company.

                                      ss. 3

                                  PARTICIPATION

                  The Committee for each Fiscal Year shall have the right to designate any executive officer of Rock-Tenn Company , including Rock-Tenn Company's chief executive officer, and any other employee of Rock-Tenn Company who the Committee deems a key employee as a Participant in this Program provided such designation is made no later than 90 days after the beginning of such Fiscal Year.

                                      ss. 4

                                PERFORMANCE GOALS

The Committee shall set in writing the Performance Goals for each Participant for each Fiscal Year no later than 90 days after the beginning of such Fiscal Year based on such

Business Criteria as the Committee deems appropriate under the circumstances. The Committee shall have the right to use different Business Criteria for different Participants, and the Committee shall have the right to set different Performance Goals for Participants whose goals look to the same Business Criteria. The Business Criteria for a Participant who is Rock-Tenn Company's chief executive officer shall be based on Rock-Tenn Company's company-wide performance while the Business Criteria for each other Participant may be based on company-wide performance, division-specific performance, department-specific performance, plant or facility-specific performance, personal performance or on any combination of such criteria. When the Committee sets the Performance Goals for a Participant, the Committee shall establish the general, objective rules which the Committee will use to determine the extent, if any, that a Participant's Performance Goals have been met and the specific, objective rules, if any, regarding any exceptions to the use of such general rules, and any such specific, objective rules may be designed as the Committee deems appropriate to take into account any extraordinary or one-time or other non-recurring items of income or expense or gain or loss or any events, transactions or other circumstances that the Committee deems relevant in light of the nature of the Performance Goals set for the Participant or the assumptions made by the Committee regarding such goals.

                                      ss. 5

                                  CERTIFICATION

                  The Committee at the end of each Fiscal Year shall certify the extent, if any, to which the Performance Goals set for each Participant for such Fiscal Year have been met and shall determine the bonus payable to each Participant based on the extent, if any, to which he or she met his or her Performance Goals. However, the Committee shall have the right to reduce the bonus determined under this ss. 5 to the extent that the Committee acting in its discretion determines that the Performance Goals set for a Participant for a Fiscal Year no longer were appropriate for such Participant at the end of such Fiscal Year. If the Committee certifies that a bonus is payable to a Participant for any Fiscal Year, such bonus shall be paid in cash as soon as practical after such certification has been made. However, no Participant shall have a right to the payment of a bonus for any Fiscal Year if his or her employment with Rock-Tenn Company has terminated for any reason whatsoever before the date the bonus is actually paid unless the Committee in the exercise of its absolute discretion affirmatively directs Rock-Tenn Company to pay such bonus to, or on behalf of, such Participant.

                                      ss. 6

                                    BONUS CAP

                  No bonus shall be paid to any Participant for any Fiscal Year under this Program to the extent such bonus would exceed 200% of the Participant's base salary paid to the Participant during such Fiscal Year or $2 million, whichever is less.

However, the Committee shall have the discretion to set a lower cap on the bonus payable to any Participant for any Fiscal Year.

                                      ss. 7

                                 ADMINISTRATION

                  The Committee shall have the power to interpret and administer this Program as the Committee in its absolute discretion deems in the best interest of Rock-Tenn Company and the Committee to the extent practicable shall do so to protect Rock-Tenn Company's right to deduct any bonus payable to a Covered Executive in light of ss. 162(m) of the Code.

                                      ss. 8

                            AMENDMENT AND TERMINATION

                  The Committee shall have the power to amend this program from time to time as the Committee deems necessary or appropriate and to terminate this program if the Committee deems such termination in the best interest of Rock-Tenn Company.

                                      ss. 9

                                  MISCELLANEOUS

                  9.1. General Assets. Any bonus payable under this Program shall be paid exclusively from Rock-Tenn Company's general assets.

                  9.2. General Creditor Status. The status of each Participant with respect to his or her claim for the payment of a bonus under this Program shall be the same as the status of a general and unsecured creditor of Rock-Tenn Company.

                  9.3. No Assignment. No Participant shall have the right to assign or otherwise alienate or commute all or any part of the bonus which might be payable to such Participant under this Program, and any attempt to do so shall be null and void.

                  9.4. No Contract of Employment. The designation of any individual as a Participant in this Plan shall not constitute an agreement by Rock-Tenn Company to employ any such individual for any period of time or affect Rock-Tenn Company's right to terminate his or her employment at any time and for any reason or for no reason.

                                ROCK-TENN COMPANY
                         PROXY FOR CLASS A COMMON STOCK
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 25, 2002

The undersigned hereby appoints James A. Rubright and Steven C. Voorhees and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Class A Common Stock of Rock-Tenn Company that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on January 25, 2002, at 9:00 a.m., local time, at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the annual meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

Unless you are voting electronically or by telephone, please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer, if a partnership, please sign in partnership name by authorized person.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --

                                                               PLEASE MARK
                                                               YOUR VOTE AS [X]
                                                               INDICATED IN
                                                               THIS EXAMPLE



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                                       WITHHELD
                                                 FOR    FOR ALL   UNLESS YOU ARE VOTING ELECTRONICALLY OR BY TELEPHONE, PLEASE COM-
                                                 [ ]     [   ]    PLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE
                                                                  ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
1. To elect two (2)  directors:                                   MEETING ON JANUARY 25, 2002. IF YOU ATTEND THE ANNUAL MEETING, YOU
   Nominees:    (01) J. Hyatt Brown;                              MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY
                (02) G. Stephen Felker                            RETURNED YOUR PROXY OR VOTED ELECTRONICALLY OR BY TELEPHONE.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
NOMINEES NAME IN THE LIST ABOVE.)

2. To approve the material terms of the annual executive       FOR      AGAINST     ABSTAIN
   bonus program.                                              [ ]       [  ]        [  ]

 Signature____________________________________  Signature________________________   Date:________________________
          Shareholder sign here                             Co-owner sign here


Please be sure to sign and date the Proxy
--------------------------------------------------------------------------------
                    -- DETACH HERE FROM PROXY VOTING CARD --

                         VOTE BY INTERNET OR TELEPHONE
                            QUICK * EASY * IMMEDIATE
                     AVAILABLE 24 HOURS A DAY * 7 DAYS/WEEK
                    UNTIL 11:59 P.M., E.T., JANUARY 24, 2002


Rock-Tenn Company encourages you to take advantage of two cost-effective and convenient ways to vote your shares. You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote authorizes you to vote your shares in the same manner as if you marked, signed and returned your proxy card.

               TO VOTE BY INTERNET:                                      TO VOTE BY TELEPHONE:                      TO VOTE BY MAIL:
      POINT YOUR BROWSER TO THE WEB ADDRESS:                   CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE
          http:\\www.proxyvoting.com/rkt                                1-800-542-1160 ANYTIME                     Simply mark, sign
  You will be asked to enter the 11 digit Voter               (THERE IS NO CHARGE TO YOU FOR THIS CALL).             and date your
Control Number located in the lower left corner of   OR      You will be asked to enter the 11 digit Voter      OR  proxy card and
 this form. Then simply follow the instructions.           Control Number located in the lower left corner of       return it in the
                                                            this form. Then simply follow the instructions.             enclosed
                                                                                                                      postage-paid
                                                                                                                       envelope.

                  IF YOU ARE VOTING BY TELEPHONE OR INTERNET,
                      PLEASE DO NOT MAIL YOUR PROXY CARD.

    YOUR CONTROL NUMBER IS:

    [                    ]

                                ROCK-TENN COMPANY
                         PROXY FOR CLASS B COMMON STOCK
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 25, 2002

The undersigned hereby appoints James A. Rubright and Steven C. Voorhees and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Class A Common Stock of Rock-Tenn Company that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on January 25, 2002, at 9:00 a.m., local time, at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the annual meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

Unless you are voting electronically or by telephone, please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer, if a partnership, please sign in partnership name by authorized person.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --

                                                               PLEASE MARK
                                                               YOUR VOTE AS [X]
                                                               INDICATED IN
                                                               THIS EXAMPLE



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                                       WITHHELD
                                                 FOR    FOR ALL   UNLESS YOU ARE VOTING ELECTRONICALLY OR BY TELEPHONE, PLEASE COM-
                                                 [ ]     [   ]    PLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE
                                                                  ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
1. To elect two (2)  directors:                                   MEETING ON JANUARY 25, 2002. IF YOU ATTEND THE ANNUAL MEETING, YOU
   Nominees:    (01) J. Hyatt Brown;                              MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY
                (02) G. Stephen Felker                            RETURNED YOUR PROXY OR VOTED ELECTRONICALLY OR BY TELEPHONE.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
NOMINEES NAME IN THE LIST ABOVE.)

2. To approve the material terms of the annual executive       FOR      AGAINST     ABSTAIN
   bonus program.                                              [ ]       [  ]        [  ]

 Signature____________________________________  Signature________________________   Date:________________________
          Shareholder sign here                             Co-owner sign here


Please be sure to sign and date the Proxy
--------------------------------------------------------------------------------
                      * DETACH HERE FROM PROXY VOTING CARD *

                          VOTE BY INTERNET OR TELEPHONE
                          QUICK * EASY * IMMEDIATE
                    AVAILABLE 24 HOURS A DAY * 7 DAYS/WEEK
                    UNTIL 11:59 P.M., E.T., JANUARY 24, 2002


Rock-Tenn Company encourages you to take advantage of two cost-effective and convenient ways to vote your shares. You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote authorizes you to vote your shares in the same manner as if you marked, signed and returned your proxy card.

               TO VOTE BY INTERNET:                                      TO VOTE BY TELEPHONE:                      TO VOTE BY MAIL:
      POINT YOUR BROWSER TO THE WEB ADDRESS:                   CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE
          http:\\www.proxyvoting.com/rkt                                1-800-542-1160 ANYTIME                     Simply mark, sign
  You will be asked to enter the 11 digit Voter               (THERE IS NO CHARGE TO YOU FOR THIS CALL).             and date your
Control Number located in the lower left corner of   OR      You will be asked to enter the 11 digit Voter      OR  proxy card and
 this form. Then simply follow the instructions.           Control Number located in the lower left corner of       return it in the
                                                            this form. Then simply follow the instructions.             enclosed
                                                                                                                      postage-paid
                                                                                                                       envelope.

                  IF YOU ARE VOTING BY TELEPHONE OR INTERNET,
                      PLEASE DO NOT MAIL YOUR PROXY CARD.

    YOUR CONTROL NUMBER IS:

    [                    ]